UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) February 21, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

    300 Renaissance Center, Detroit, Michigan                    48265-3000
    -----------------------------------------                    ----------
    (Address of Principal Executive Offices)                     (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01.  MATERIAL DEFINITIVE AGREEMENTS

Authorized on February 21, 2006
General Motors 2002 Incentive Plans

As previously reported, and prior to the authorizations described below, the compensation of the Corporation's senior leadership team and members of the Board of Directors has been substantially reduced, and earlier this year the Executive Compensation Committee ("ECC") of the GM Board of Directors determined that there will be no payouts to GM executives under either the 2005 Annual Incentive Plan or the 2003-2005 Stock Performance Plan.

Consistent with past practice, and pursuant to the terms of GM's 2002 Stock Incentive Plan which was previously authorized by GM's stockholders, the ECC has authorized the granting of stock options in 2006 for eligible GM executives. Stock options for the named executive officers were authorized at the same level as for 2005.

The ECC has also authorized a 2006 Annual Incentive Program pursuant to the terms of the 2002 Annual Incentive Plan, and a Stock Performance Program for the period 2006-2008 pursuant to the provisions of the General Motors 2002 Long-Term Incentive Plan, which were approved by the Corporation's stockholders in 2002. Named executive officers participate in both annual and long-term plans.

Consistent with past practice, the ECC has authorized the granting of target awards for 2006 under GM's Annual Incentive Program. Any payout at the end of the 2006 program period is determined based on the achievement of established performance targets. Approximately 2,600 executives are eligible to participate in this plan. For 2006, annual incentive award targets for all executives are based on the achievement of specific levels of corporate net income and operating cash flow. In addition, a portion of the awards are based on achievement of the executives' regional or unit metrics, which, for executives serving the four automotive regions include market share, quality improvement, and warranty cost; and for executives serving the financial units (GMAC), return on economic capital, global retail penetration, and global insurance product penetration. For some executives, including the named executive officers, an average of the final performance of these regional/unit metrics is used. Finally, with respect to all executives, a peer review is conducted to assess GM's overall business performance relative to that of key competitors. At the end of 2006, the Corporation's overall operating performance and relative level of target attainment will be reviewed with the ECC. Based on results achieved, the corresponding payouts, if any, will be established, and cash awards paid to executives, including the named executive officers. As noted above, there were no payouts under this plan for 2005.

Consistent with past practice at the beginning of each calendar year, the ECC has authorized the granting of target awards that may be paid to the Corporation's approximately 400 senior executives, including named executive officers under the Corporation's Stock Performance Program. Like annual incentive awards, these grants are made annually; however, any payout is determined based on the Total Shareholder Return ("TSR") performance ranking of GM Common Stock ("Common Stock") compared to that of other stocks in the S&P 500 Composite Stock Price Index (the "S&P 500 Index") over a three-year period. This measure is unchanged from 2005. The awards will be denominated in phantom shares of Common Stock during the performance period but then converted to cash and delivered in one installment if threshold performance is achieved. The ?nal award value to be delivered at the end of the three-year performance period, if any, will depend on GM's TSR ranking (based on market price appreciation plus the compounding effect of reinvested dividends) relative to other companies in the S&P 500 Index. As noted above, there were no payouts under this plan for 2005.



                                      # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  February 24, 2006             By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)